Exhibit 10.50

TRA.0415-05/N

LEASE AGREEMENT

WITNESSETH HEREBY the document issued in two (2) counterparts, whereby legal and binding force is given to the LEASE AGREEMENT entered into by and between Eneida ENRIQUEZ GOYCOCHEA, identified by National Identity Card (DNI) 09279669, married to Alfred Michael HERBERT HOFFMANN, identified by Passport 1300078696, with usual residence at Monte Umbroso 580, Departamento 202, Chacarilla del Estanque, Santiago de Surco, hereinafter referred to as THE LESSOR, and MINERA PERÚ COPPER SYNDICATE S.A., identified by Tax ID Number (RUC) 20506675457, with registered office at Morelli 109, 5to. Piso, San Borja, acting by and through by Angel ÁLVAREZ ANGULO, engineer, identified by National Identity Card (DNI) 07276927, as per power of attorney filed with the Registry of Companies of the Public Records Office in and for Lima under Entry 11532703, hereinafter referred to as THE LESSEE, under the following terms and conditions:

ONE: THE LESSOR hereby leases to THE LESSEE the apartment owned by her, located at Av. San Borja Norte 1302, District of San Borja, Province and Department of Lima, and duly filed with the Real Estate Property in and for Lima under Card 41764988.

TWO: THE LESSOR hereby leases to THE LESSEE the apartment mentioned in the preceding clause to be used as administrative offices and as dwelling, being strictly prohibited to use it for purposes other than the aforementioned one. Therefore, THE LESSEE may not sublease the real property subject matter hereof, either in whole or in part, neither may THE LESSEE convey it to third parties. Failure to comply with these obligations shall give rise to the automatic termination of this Lease Agreement.

THREE: The term hereof is ONE (01) calendar year for both parties, starting from April 10, 2004 and ending on April 9, 2005, being binding upon both parties. This Agreement may be renewed upon expiry of the term thereof for one additional year, for which purpose THE LESSEE shall send a notarized letter to THE LESSOR at least three (3) months in advance of the expiry of the term hereof.

FOUR: The monthly rental mutually agreed is US$1,800 (One Thousand Eight Hundred US Dollars) for the entire year, which shall be paid by means of a check drawn to the order of Eneida ENRIQUEZ GOYCOCHEA on the first day of each month and without prior request.

FIVE: Should THE LESSEE fail to pay the monthly rental in a timely manner, THE LESSEE shall pay a penalty of US$20 (Twenty US Dollars) per each day of delay, starting from the fifth day of each month. The penalty shall be paid together with the monthly rental. THE LESSOR shall deliver to THE LESSEE the receipt evidencing payment of the monthly rental within three (3) days following the date stated in the tax calendar of the National Superintendency of Tax Administration (SUNAT) and once the respective amount has been credited to the bank account stated in Clause FOUR, prior delivery of a copy of the bank deposit slip.

SIX: Failure to pay two (2) consecutive monthly rentals shall give rise to the termination hereof. THE LESSOR may evict THE LESSEE, collect the rentals accrued and demand a compensation for the damages caused by the noncompliance with this clause.

SEVEN: THE LESSEE represents that it has received the apartment in good order and repair, with its complete services, as detailed in the attached inventory, which forms an integral part hereof as EXHIBIT 1, and undertakes to return it in the same conditions as received, except for the normal wear and tear. It is the responsibility of THE LESSEE to maintain the real property in good order and repair, promptly making any electrical repairs required by the water and sewage pipes and for any minor damages caused by the normal wear and tear or an undue use.

Moreover, THE LESSEE shall be exclusively responsible for any failure or damage to the real property and/or its facilities, caused either by a mistake, negligence or fraud attributable to THE LESSEE and/or the persons under its care or service.

EIGHT: THE LESSEE may only make modifications to the leased real property with the prior consent of THE LESSOR, which shall be made on the exclusive account of THE LESSEE and under the supervision of a licensed competent professional, who shall ensure that neither the structure nor the aesthetics of the real property shall be affected. Any improvement shall inure to the benefit of the apartment, except for those improvements that may be dismantled without damaging the property, and THE LESSOR shall not be under the obligation to make any payment or reimbursement therefor. Upon expiry hereof, THE LESSEE must remove, on its own account, all modifications and installations made by it with the authorization of THE LESSOR and must return the real property in the same conditions as received, unless otherwise agreed with THE LESSOR.

NINE: THE LESSOR does not assume any responsibility for any accident that may occur inside the real property and this responsibility shall be solely and exclusively assumed by THE LESSEE.

TEN: THE LESSEE shall bear the payment of the services of electricity, water, cable, Internet, surveillance, municipal police, parks and gardens, municipal taxes, citizenship’s safety and all taxes, either created or to be created during the term hereof, affecting the use of the real property. THE LESSOR shall pay the Property Tax or any other levy, either created or to be created, for which it is liable.

ELEVEN: It is expressly and formally agreed that, if THE LESSEE desires to terminate this Agreement prior to the expiry of the stipulated term, THE LESSEE must notify this fact by means of a written notarized letter at least thirty (30) days in advance. Furthermore, THE LESSEE binds itself to pay the amount corresponding to two (2) rentals as compensation for loss of profit and on account of all respective items.

TWELVE: Should THE LESSEE fail to vacate the real property after expiry of the term established in Clause Three without the parties having agreed in writing on the renewal thereof, THE LESSEE undertakes to pay, in addition to the monthly rental stated in

Clause Four and as penalty, the amount of US$80 (Eighty US Dollars) per day during the time the real property continues to be occupied, without prejudice to the right of THE LESSOR to file the pertinent legal actions seeking to obtain the immediate eviction of the property.

THIRTEEN: Upon execution of this Agreement, THE LESSEE shall deliver to THE LESSOR the amount of US$3,600 (Three Thousand Six Hundred US Dollars) as guarantee deposit and the amount of US$1,800 (One Thousand Eight Hundred US Dollars) as advance payment for one monthly rental, by means of checks drawn to the order of Eneida ENRIQUEZ GOYCOCHEA, as expressly indicated by THE LESSOR. This payment shall be considered final and this constitutes an agreement contrary to the provisions of Article 1233 of the Civil Code. The guarantee shall be used to back up the fulfillment of any and all the obligations assumed by THE LESSEE hereunder. The guarantee shall be returned to THE LESSEE without interest upon expiry of this Lease Agreement, previously verifying that the real property is in perfect conditions and that all the services have been paid.

FOURTEEN: Both parties expressly agree to submit themselves to the jurisdiction of the Judges in and for Lima for all purposes hereof, establishing as the registered office of THE LESSOR that indicated in the introduction of this Agreement and as the registered office of THE LESSEE the address of the real property subject matter hereof, that is, San Borja Norte 1302, San Borja, which may not be changed without prior notice sent by notarial means. If a change of address is not notified as indicated, any and all communications and judicial and notarized notices sent to the domicile validly designated in this Clause shall be deemed to have been validly delivered.

FIFTEEN: It is the exclusive responsibility of THE LESSEE to carry out all the required formalities and make all the required payments before the Municipality of San Borja and other national authorities to be granted the operating license for the proper operation of the administrative offices. THE LESSOR shall collaborate with THE LESSEE by carrying out the formalities for which she is liable in her capacity as the owner of the real property.

Either of the parties may request that this Agreement be converted into a Notarially Recorded Instrument.

SIXTEEN: THE LESSOR shall deliver the real property to THE LESSEE on April 10, 2004.

IN WITNESS WHEREOF, the parties hereto signed this Agreement in two (2) counterparts this 10th day of April, 2004.

THE LESSOR

(BY)
(signed)	Eneida Enriquez Goycochea
(signed)	Alfred Michael Herbert Hoffmann

THE LESSEE

(By) (signed) Ángel Álvarez Angulo

BA/MA/mcp

270415K5.20

EXHIBIT 1

LIST OF ASSETS - Rented Office, San Borja Norte 1302

Department:	Finance & Accounting
Prepared by:	Andrea Vizcarra

Number	Code	Description	Location/Office
1	O-0001	Cabinet, 8 doors, 20 divisions and 4 drawers in wood colour	Mr. De Olazabal
2	O-0002	Liquid soap dispensor	Ladies bathroom (1st floor)
3	O-0003	Extractor bell	Kitchen
4	O-0004	Cabinet fixed in a wall with 14 glass doors, 14 wood doors, 8 beige drawers with divisions and 2 lavatories
5	O-0005	Water pump	Garage
6	O-0006	Garage door’s remote control	Garage
7	O-0007	Bryan water heater	Laundry
8	O-0008	Yellow cabinet with 14 doors	Laundry
9	O-0009	Majolica ware lavatory with 2 pipes	Laundry
10	O-0010	Alarm system, doors	Security
11	O-0011	Desktop with 2 drawers and 1 division	Security
12	O-0012	Straw chair	Security
13	O-0013	Liquid soap dispensor	Mens bathroom (1st floor)
14	O-0014	General Electric air conditioner (2)	Offices
15	O-0015	Ceiling fan	Mr. Preble
16	O-0016	Beige closet with 14 doors, 7 drawers and 3 divisions	Mr. Preble
17	O-0017	Beige closet with 17 doors, 8 drawers and 6 divisions	Haymee
18	O-0018	Bathroom cabinet with 3 doors and 2 corners	Bathroom
19	O-0019	Big square style mirror	Bathroom
20	O-0020	Closet with divisions	Hall (2nd floor)
21	O-0021	General Electric air conditioner	Mr. Lowell
22	O-0022	Bathroom cabinet with mirror	Bathroom (3rd floor)
23	O-0023	Water heater (in bad shape)	Flat roof
24	O-0024	Generator (in bad shape)	Flat roof